Execution Copy

AIRBEE WIRELESS, INC.

DEBENTURE AND WARRANT PURCHASE AGREEMENT

January 30, 2008

1.	Purchase and Sale of Debentures; Issuance of Warrants; Security Interest.		1
	1.1	Sale of Debentures.	1
	1.2	Issuance of Warrants.	1
	1.3	Security Interest. .	1
	1.4	Closings; Deliveries.	1
2.	Representations and Warranties of the Company.		1
	2.1	Organization, Good Standing and Qualification	1
	2.2	Authorization	1
	2.3	Valid Issuance of the Securities.	1
	2.4	Governmental Consents	1
	2.5	Compliance with Other Instruments	1
	2.6	Conversion Price Adjustments	1
	2.7	Reporting Company Status	1
	2.8	SEC Reports; Financial Statements	1
	2.9	Sarbanes-Oxley	1
	2.10	Private Placement	1
	2.11	Application of Takeover Protections	1
	2.12	No Integrated Offering	1
	2.13	Acknowledgment Regarding Investors’ Purchase of Securities	1
	2.14	Solvency	1
	2.15	Patents and Trademarks	1
	2.16	Acknowledgment of Dilution	1
	2.17	Disclosure	1
3.	Representations and Warranties of the Investors.		1
	3.1	Authorization	1
	3.2	Purchase Entirely for Own Account	1
	3.3	Disclosure of Information	1
	3.4	Investment Experience; Independent Counsel	1
	3.5	Accredited Investor	1
	3.6	Restricted Securities	1
	3.7	Further Limitations on Disposition.	1
	3.8	Legends.	1
4.	Conditions to each Closing.		1
	4.1	Conditions of Investor’s Obligations at each Closing.	1
	4.2	Conditions of the Company’s Obligations at each Closing.	1
5.	Registration Rights.		1
6.	Additional Covenants.		1
	6.1		1
	6.2		1
	6.3		1
	6.4	Furnishing of Information	1
	6.5	Integration	1
	6.6	Shareholder Rights Plan	1

i

	6.7	Reservation and Listing of Securities.	1
7.	Miscellaneous.		1
	7.1	Survival of Warranties	1
	7.2	Transfer; Successors and Assigns	1
	7.3	Governing Law	1
	7.4	Counterparts	1
	7.5	Titles and Subtitles.	1
	7.6	Notices.	1
	7.7	Fees and Expenses	1
	7.8	Attorney’s Fees	1
	7.9	Amendments and Waivers.	1
	7.10	Severability	1
	7.11	Delays or Omissions	1
	7.12	Language Construction	1
	7.13	Entire Agreement	1
	7.14	Corporate Securities Law	1
	7.15	Confidentiality.	1

	Exhibit A	Form of Convertible Debenture	A-1
	Exhibit B	Form of Warrant	B-1
	Exhibit C	Wire Instructions (not supplied)	C-1

ii

AIRBEE WIRELESS, INC.

DEBENTURE AND WARRANT PURCHASE AGREEMENT

This Debenture and Warrant Purchase Agreement (the “Agreement”) is made as of January 30, 2008, by and between Airbee Wireless, Inc., a Delaware Corporation (the “Company”), and each of the persons or entities listed on Schedule I attached hereto, which Schedule I may be updated following the date hereof by mutual agreement of the parties with respect to the Third Closing (each, an “Investor” and together, the “Investors”).

WHEREAS, the Company and its subsidiaries are in need of additional working capital;

WHEREAS, the Company desires to sell, and the Investors desire to purchase, certain convertible debentures and warrants to purchase common stock of the Company upon the terms and conditions set forth in this Agreement;

WHEREAS, the Company has issued to BARTFAM, a California limited partnership and one of the Investors named herein (“BARTFAM”), that certain Convertible Debenture dated January 30, 2007 in the principal amount of $150,000.00 (the “Prior Debenture”); and

WHEREAS, the Prior Debenture shall be cancelled at the Initial Closing (as hereafter defined) and in consideration of the cancellation thereof $150,000.00 shall be credited to the principal payment due from BARTFAM in connection with the purchase and sale of the First Tranche Debenture (the “Prior Debenture Amount”).

The Company and the Investors hereby agree as follows:

1. Purchase and Sale of Debentures; Issuance of Warrants; Security Interest.

1.1 Sale of Debentures. Subject to the terms and conditions of this Agreement, the Investors agree to purchase, and the Company agrees to sell and issue to the Investors: (i) secured convertible debentures, substantially in the form attached hereto as Exhibit A, in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000.00) and in the individual principal amounts set forth on Schedule I opposite each Investor’s name at the Initial Closing (as defined below), against payment by the Investors to the Company of the principal amount thereunder (the “First Tranche Debentures”); (ii) secured convertible debentures, substantially in the form attached hereto as Exhibit A, in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000.00), and in the individual principal amounts as set forth on Schedule I opposite each Investor’s name at the Second Closing (as defined below), against payment by the Investors to the Company of the principal amount thereunder (the “Second Tranche Debentures”); and (iii) secured convertible debentures, substantially in the form attached hereto as Exhibit A, up to the maximum aggregate principal amount of Four Hundred One Thousand One Hundred and Fifty Seven Dollars ($401,157.00), and in the individual principal amounts set forth on Schedule I opposite each Investor’s name at the Third Closing (as defined below), against payment by the Investors to the Company of the principal amount thereunder (the “Third Tranche Debentures,” and together with the First Tranche Debentures and Second Tranche Debentures, the “Debentures”). The shares of common stock of the Company, par value $0.00004 per share (“Common Stock”) issuable upon conversion of the Debentures are referred to herein as the “Conversion Shares.”

1.2 Issuance of Warrants. As additional consideration for the working capital being loaned by the Investors to the Company, the Company shall issue to each Investor at each Closing, certain warrants, in the form attached hereto as Exhibit B, each evidencing the right to purchase 26.667 shares of Common Stock for each dollar of the principal amount of the Debentures sold to such Investor at each Closing (the “Warrants”), as set forth on Schedule I attached hereto, opposite each Investor’s name. The purchase price of the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) issued to each Investor at each Closing shall be as follows: 33.3333% of the Warrant Shares shall have a purchase price of $0.10 per share; 33.3333% of the Warrant Shares shall have a purchase price of $0.20 per share, and 33.333% of the Warrant Shares shall have a purchase price of $0.30 per share. The Warrants to be issued at the Initial Closing with the First Tranche Debentures, as set forth on Schedule I attached hereto, are referred to herein as the “First Tranche Warrants.” The Warrants to be issued at the Second Closing, with the Second Tranche Debentures, as set forth on Schedule I attached hereto, are referred to herein as the “Second Tranche Warrants.” The Warrants to be issued at the Third Closing, with the Third Tranche Debentures, as set forth on Schedule I attached hereto, are referred to herein as the “Third Tranche Warrants.”

1.3 Security Interest. The Debentures, and any future secured convertible debentures issued by the Company to the Investors pursuant to this Agreement or any amendments hereto, shall be secured by a security interest in all of the assets of the Company as more fully described in that certain Security Agreement executed by and among the parties hereto as of even date herewith in the form attached hereto as Exhibit D (the “Security Agreement”). The Company shall execute and deliver all other security documents, including, without limitation, any intellectual property security agreements, account control agreements, irrevocable notices of payment assignment, and such other instruments as the Investors require to further evidence, effectuate and perfect any liens and security interests granted under the Security Agreement or any such other security instrument in order to secure the Company’s obligations thereunder, under the Debentures, and any related agreements. The Company shall make (and authorize the Investors or any agent they appoint to make), in each case at the Company’s sole expense, any filings and record any such security agreements with any filing office, including without limitation the U.S. Copyright Office and the United States Patent and Trademark Office, as the Investors (or any agent appointed by them) may request from time to time.

1.4 Closings; Deliveries.

(a) Initial Closing. The purchase and sale of the First Tranche Debentures and the issuance of the First Tranche Warrants shall take place via exchange of electronic or facsimile signature pages hereto (with originals to be mailed as soon as practicable thereafter) on February 6, 2008, or at such other time and place as the parties hereto mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). At the Initial Closing, the Company shall deliver to the Investors the First Tranche Debentures and the First Tranche Warrants, and the Company’s signature page to this Agreement and the Security Agreement, against (x) payment of the purchase price therefor (such purchase price to be reduced by the Prior Debenture Amount) by check payable to the Company or by wire transfer to the bank and account designated by the Company on Exhibit C attached hereto and (y) delivery of counterpart signature pages to this Agreement, and to the Security Agreement.

(b) Second Closing. The purchase and sale of the Second Tranche Debentures and issuance of the Second Tranche Warrants shall take place via exchange of electronic or facsimile signature pages thereto (with originals to be mailed as soon as practicable thereafter) on a date to be agreed between the parties, upon the satisfactory settlement or agreement among the Company and its principal corporate creditors; provided, however, that either Thomas F. Bartman or John W. Bartman may waive the occurrence thereof on behalf of each of the Investors (the “Second Closing”): The Company shall keep the Investors reasonably informed regarding all such settlement discussions and agreements with any of its principal corporate creditors. At the Second Closing, the Company shall deliver to the Investors the Second Tranche Debentures and the Second Tranche Warrants against payment of the purchase price therefor by check payable to the Company or by wire transfer to the bank and account designated by the Company on Exhibit C attached hereto.

(c) Third Closing. The Investors may, at their sole option, lend to the Company up to an additional Four Hundred and One Thousand One Hundred and Fifty Seven Dollars on the same terms and conditions as the Warrants and Debentures issued at the Initial Closing and Second Closing (the “Call Option”), provided, that the Investors shall notify the Company in writing of their intent to exercise their Call Option (the “Call Option Exercise Notice”) no later than ten (10) calendar days following the Second Closing, stating the aggregate amount of funds to be lent to the Company. The purchase and sale of the Third Tranche Debentures and issuance of the Third Tranche Warrants shall take place via exchange of electronic or facsimile signature pages thereto (with originals to be mailed as soon as practicable thereafter) no later than five (5) business days following the Company’s receipt of the Call Option Exercise Notice (the “Third Closing”). At the Third Closing, the Company shall deliver to the Investors the Third Tranche Debentures and the Third Tranche Warrants against payment of the purchase price therefor by check payable to the Company or by wire transfer to the bank and account designated by the Company on Exhibit C attached hereto

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors that:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Security Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance, sale and delivery of the Debentures and Warrants has been taken or will be taken prior to the Closing, and each of the Agreement, the Security Agreement, the Debentures and Warrants when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Valid Issuance of the Securities. The Debentures and Warrants that are being issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued and fully paid and non-assessable, will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws, will not be subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights, and will be issued in compliance with applicable state and federal securities laws. The Conversion Shares and the Warrant Shares to be issued, sold and delivered upon conversion of the Debentures or upon exercise of the Warrants, in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws, will not be subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights, and will be issued in compliance with applicable state and federal securities laws. The Company (i) has duly and validly authorized and reserved for issuance shares of Common Stock, which is a number sufficient for the Conversion Shares and the Warrant Shares and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the issuance of the Conversion Shares and Warrant Shares in full. The Debentures, Warrants, Conversion Shares and Warrant Shares are collectively referred to herein as the “Securities.”

2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any United States (federal, state or local) or foreign governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

2.5 Compliance with Other Instruments. The Company is not in violation or default of any provision of its organizational documents, or of any instrument, judgment, order, writ, decree or material contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreement and the Security Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or material contract nor will it result in an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company.

2.6 Conversion Price Adjustments. The Conversion Price (as such term is defined in the Debenture) adjustments provided for in each Debenture shall remain in effect between each Closing, unless such Closing is following the Maturity Date (as such term is defined in the Debenture) of the Debenture and all outstanding amounts under such Debenture have been paid in full by the Company.

2.7 Reporting Company Status. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Securities and Exchange Commission is contemplating terminating such registration. The Common Stock is traded on the OTC Bulletin Board of the Financial Industry Regulatory Authority (the “OTCBB”) and the Company has not received any notice regarding, and to the Company’s knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

2.8 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof since December 31, 2005 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.9 Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof.

2.10 Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 hereof, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the OTCBB.

2.11 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of the State of Delaware (including, but not limited to Section 203 of the Delaware General Corporation Law) that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement or the Security Agreement, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

2.12 No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 hereof, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

2.13 Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Security Agreement and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to such agreements and the transactions contemplated hereby and thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the such agreements and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the Security Agreement has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

2.14 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company will be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its business and any other business in which it is about to engage. This Agreement is being executed and delivered by to the Investors in good faith and in exchange for fair, equivalent consideration. The Company does not intend to nor does management believe the Company will incur debts beyond its ability to pay them as they mature. The Company does not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the bankruptcy laws or any similar law of any jurisdiction now or hereafter in effect relating to Company nor does Company have any knowledge of any threatened bankruptcy or insolvency proceedings against Company.

2.15 Patents and Trademarks. The Company and its subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports (collectively, the “Intellectual Property Rights”). Neither the Company nor any subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any person. All such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

2.16 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under this Agreement, including without limitation its obligation to issue the Warrant Shares and the Conversion Shares, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

2.17 Disclosure. The Company has fully provided the Investors with all the information that the Investors have requested for deciding whether to purchase the Debentures and Warrants and all information that the Company believes is reasonably necessary to enable the Investors to make such decision. Neither this Agreement, the exhibits hereto nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

3. Representations and Warranties of the Investors. Each Investor severally but not jointly hereby represents and warrants to the Company that:

3.1 Authorization. Investor has full power and authority to enter into the Agreement. Each of the Agreement, the Debentures and Warrants, when executed and delivered by Investor, will constitute valid and legally binding obligations of Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor’s representation to the Company, which by Investor’s execution of this Agreement, Investor hereby confirms, that the Debentures and Warrants to be acquired by Investor hereunder, and the Conversion Shares and Warrant Shares to be issued to such Investor upon conversion of the Debentures or upon exercise of the Warrants, will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Debenture.

3.3 Disclosure of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Debentures. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Debentures and Warrants and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement, or the right of Investor to rely thereon.

3.4 Investment Experience; Independent Counsel. Investor acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Debentures and Warrants. Investor also represents that it has not been organized for the purpose of acquiring the Debentures and Warrants. Investor is represented by its own legal counsel in connection with this Agreement, the related agreements and the transactions contemplated hereby, and has not been represented by, or been provided with any legal advice of the Company’s counsel in connection herewith.

3.5 Accredited Investor. Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

3.6 Restricted Securities. Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein. Investor understands that the Securities are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale. Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the applicable Securities, and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, provided and to the extent this Section 3.7 is then applicable, and:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act.

3.8 Legends. Investor understands that the Securities may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

4. Conditions to each Closing.

4.1 Conditions of Investor’s Obligations at each Closing. The obligations of the Investors to the Company under this Agreement are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of each Closing.

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

(c) Execution and Delivery of the Debentures and Warrants. The Debentures and Warrants to be executed and delivered at each Closing in accordance with Section 1.4 hereof, shall have been executed by the Company and delivered to the Investors.

(d) Execution and Delivery of the Security Agreement. The Security Agreement shall have been executed by the Company and delivered to the Investors.

(e) Officer’s Compliance Certificate. At each Closing, the President of the Company shall execute and deliver a certificate certifying that: (i) the conditions set forth in Section 4.1(a) and (b) hereof have been met by the Company as of each Closing in all material respects, and that there have been no material adverse changes to the Company’s business or financial condition since October 5, 2007; and (ii) the resolutions adopted by the Company’s Board of Directors authorizing the execution and delivery of this Agreement and the Security Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Debentures and Warrants.

(f) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States, any state within the United States or any foreign jurisdiction that are required in connection with the lawful issuance and sale of the Debentures and Warrants pursuant to this Agreement shall be duly obtained and effective as of each Closing.

4.2 Conditions of the Company’s Obligations at each Closing. The obligations of the Company to the Investors under this Agreement are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of each of the Investors contained in Section 3 of this Agreement shall be true and correct on and as of each Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

(b) Payment. The Investors shall have delivered to the Company principal amount due under the Debenture to be delivered at such Closing as set forth in Section 1.4 hereof.

(c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States, any state within the United States or any foreign jurisdiction that are required in connection with the lawful issuance and sale of the Debentures and Warrants pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5. Registration Rights. As promptly as practicable, but in no event later than ten (10) days after the date hereof, the Company and the Investors shall enter into a Registration Rights Agreement that shall provide the Investors customary registration rights for the Conversion Shares and Warrant Shares, including demand registration rights and piggyback rights. Such Registration Rights Agreement shall contain such other usual and customary terms and conditions as the parties may agree.

6. Additional Covenants.

6.1 The parties hereto shall execute a Voting Agreement following the Third Closing in a form to be mutually agreed by the parties, providing for, among other things, the right of the Investors to appoint two (2) members of the Board of Directors of the Company, and requiring the approval of such members of the Board of Directors in matters concerning financial transactions involving the sale, issuance or repurchase of greater than 1% of the Company’s then issued and outstanding equity, debt transactions in excess of $100,000.00 in the aggregate during any applicable fiscal year, the sale of all or substantially all of the Company’s assets in a single transaction or series of transactions, incurrence of capital expenditures in excess of $25,000.00 individually and/or $100,000.00 in the aggregate during any applicable fiscal year, except in those expenses incurred in the ordinary course of business, and certain chief executive level hires by the Company.

6.2 The parties agree to execute, deliver and/or file such other documents or instruments with the appropriate authorities, and take such other actions as may be reasonably necessary to carry out the terms and conditions of this Agreement and the Security Agreement and the transactions contemplated hereby and thereby.

6.3 At the Investors’ reasonable request, the Company will cooperate with the Investors and provide any information necessary to make all filings with the United States Patent and Trademark Office or other governmental authority that are reasonably necessary to perfect the security interests of the Investors in the Company’s patents and trademarks, whether now existing or acquired in the future, pursuant to that certain Security Agreement executed by and among the parties hereto as of even date herewith.

6.4 Furnishing of Information. Until such time as no Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, to the extent required from time to time, to enable such person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

6.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Investors in a manner that would require the registration under the Securities Act.

6.6 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement or under any other agreement between the Company and Investors.

6.7 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance of the Conversion Shares and the Warrant Shares.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the number of Conversion Shares and Warrant Shares on such date, then the Company’s Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the amount required for the issuance of the Conversion Shares and Warrant Shares, as promptly as reasonable practicable.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal securities exchange or market on which the Common Stock is listed or quoted, (i) prepare and file with such securities exchange or market an additional shares listing application covering a number of shares of Common Stock at least equal to the Conversion Shares and the Warrant Shares on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such securities exchange or market as soon as possible thereafter, and (iii) provide to the Investors evidence of such listing.

7. Miscellaneous.

7.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive each Closing.

7.2 Transfer; Successors and Assigns. Except The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Debentures and Warrants). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed under the laws of the State of New York without giving effect to principles of conflicts of law.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. Unless otherwise expressly provided, any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or five (5) days after deposit with the United States Postal Service, by certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below, or on the signature page, or as subsequently modified by written notice:

The Company:

Airbee Wireless, Inc.
9400 Key West Avenue
Rockville, Maryland 20850
Attention: Eugene Sharer, President
Facsimile: (301) 517-1861

with copies to:

Stradling Yocca Carlson & Rauth
1600 Newport Center Drive Suite 1600
Newport Beach, California 92660
Attention: Shivbir S. Grewal, Esq.
Facsimile: (949) 725-4100

and

Allen & Associates LLC
12400 Wilshire Blvd Suite 1080
Los Angeles, California 90025
Facsimile: 310 371-7272

Investors:

John W. Bartman and Thomas F. Bartman
11777 San Vicente Blvd Suite 600
Los Angeles, California 90049
Facsimile: 310 826-8477

with copies to:

Samuel W. Halper, Esq.
10866 Wilshire Blvd., Suite 400
Los Angeles, CA 90024
Facsimile: 424 901-8399

and

Allen & Associates LLC
12400 Wilshire Blvd Suite 1080
Los Angeles, California 90025
Facsimile: 310 371-7272

7.7 Fees and Expenses. The Company and Investors shall bear their own expenses in connection with the transactions contemplated by this Agreement; provided that Company shall pay Investors’ legal expenses up to a maximum of $15,000.00 in connection with the transactions contemplated by this Agreement. Company or Allen & Associates on behalf of the Company, shall pay Stradling Yocca Carlson & Rauth outstanding legal fees in the amount of $30,000.00 at the Initial Closing.

7.8 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9 Amendments and Waivers. Any term of this Agreement may be amended or waived and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon the Investors and each transferee of the Securities, each future holder of the Securities and the Company.

7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

7.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12 Language Construction. All of the terms and provisions (including the final language used and agreed upon by the parties) of this Agreement and the schedules and exhibits hereto shall be construed, in all cases, according to their fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have had ample time and opportunity to review, negotiate and revise this Agreement and the schedule and exhibits hereto, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the schedules or exhibits hereto.

7.13 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and no party shall be liable or bound to any party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

7.14 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

7.15 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party or as required by applicable law, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Securities purchased hereunder. The provisions of this Section 7.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Debenture and Warrant Purchase Agreement as of the date first written above.

COMPANY:

AIRBEE WIRELESS, INC.
a Delaware corporation

By:	/s/ E. Eugene Sharer
Name:	E. Eugene Sharer
Title:	President

INVESTORS:

BARTFAM, a California limited partnership

By:	/s/ Thomas F. Bartman
Name:	Thomas F. Bartman
Title:	General Partner

Thomas F. Bartman, Managing Trustee of The William S. Bartman Marital Trust

/s/ Thomas F. Bartman

Cecile Citron Bartman, Trustee of the Cecile Citron Bartman Trust
/s/ Cecile Citron Bartman

Judith A. Fiskin, Trustee of the Judith A. Fiskin Trust dated April 16, 1996
/s/ Judith A. Fiskin

SIGNATURE PAGE TO DEBENTURE AND WARRANT PURCHASE AGREEMENT

S-1

/s/ John W. Bartman
John W. Bartman

/s/ David A. Bartman
David A. Bartman

/s/ Michael T. Bartman
Michael T. Bartman

SIGNATURE PAGE TO DEBENTURE AND WARRANT PURCHASE AGREEMENT

S-2

Schedule I

List of Investors

Investor Name	% of Investment at each Closing	First Tranche Debentures	First Tranche Warrants	Second Tranche Debentures	Second Tranche Warrants	Third Tranche Debentures*	Third Tranche Warrants*

BARTFAM, a California Limited Partnership	33.33%	$166,666.67	4,444,500	$166,666.67	4,444,500	$133,719.17	2,565,889

The William S. Bartman Marital Trust	16.67%	$83,333.33	2,222,250	$83,333.33	2,222,250	$66,859.58	1,782,944

Cecile Citron Bartman, Trustee of the Cecile Citron Bartman Trust dated September 26, 2001	16.67%	$83,333.33	2,222,250	$83,333.33	2,222,250	$66,859,58	1,782,944

John W. Bartman	10.00%	$50,000.00	1,333,350	$50,000.00	1,333,350	$40,115.75	1,069,767

David A. Bartman	6.67%	$33,333.33	888,900	$33,333.33	888,900	$26,743.83	713,178

Michael T. Bartman	6.67%	$33,333.33	888,900	$33,333.33	888,900	$26,743.83	713,178

Judith A. Fiskin, Trustee of the Judith A. Fiskin Trust dated April 16, 1996	10.00%	$50,000.00	1,333,350	$50,000.00	1,333,350	$40,115.75	1,069,767

TOTAL	100.00%	$500,000.00	13,333,500	$500,000.00	13,333,500	$401,157.00	10,697,667

Schedule I

* These represent the maximum principal amount and warrant coverage with respect to the Third Tranche Debentures and Third Tranche Warrants. Schedule I will be updated upon the Company’s receipt of, and in accordance with, the Call Option Exercise Notice, with respect to the Third Tranche Debentures and Third Tranche Warrants.

SIGNATURE PAGE TO DEBENTURE AND WARRANT PURCHASE AGREEMENT

S-2

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURE

THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.

Airbee Wireless, Inc.

12% SECURED CONVERTIBLE DEBENTURE

Debenture No. ABEW2008 - I -

$____________	_______________ __, 2008

FOR VALUE RECEIVED, subject to the terms and conditions of this 12% Secured Convertible Debenture (the “Debenture”), AIRBEE WIRELESS, INC., a Delaware corporation with its principal offices located at 9400 Key West Avenue, Rockville, Maryland 20850 (the “Company”), hereby promises to pay to the order of [___________________] (the “Holder”), the principal sum of _________________ U.S. Dollars ($_____________) (the “Face Amount”), or such lesser amount as below, upon demand made by the Holder at any time on or after the date which is two (2) years from the date of this Debenture, in lawful money of the United States and in immediately available funds (the “Maturity Date”). This Debenture is being issued pursuant to that certain Debenture and Warrant Purchase Agreement of even date herewith (the “Purchase Agreement”) entered into by the Holder with the Company and this Debenture is subject to that Purchase Agreement, which, together with this Debenture, sets forth the respective rights and obligations of the Holder and the Company with respect to this Debenture.

1. Interest. Subject to the terms and conditions of this Debenture, the Company also promises to pay to the Holder interest accrued on the outstanding unpaid principal amount hereof until such principal amount is paid at the rate of twelve percent (12%) per annum. Accrued but unpaid interest shall be paid in quarter-annual installments, commencing on the last day of the calendar quarter ending March 31, 2008, and on the last day of each calendar quarter thereafter, until this Debenture has been paid in full in accordance with the terms hereof. Interest may be paid, at the option of the Company, in cash or in shares of common stock of the Company, par value $0.00004 per share (“Common Stock”), at a price per share of Common Stock equal to 80% of the average of the volume weighted average price of the Common Stock for the preceding five (5) days on which the Common Stock is traded on the trading market on which the Common Stock is then listed or quoted for trading (for example, the OTC Bulletin Board, Pink Sheets published by Pink Sheets, LLC, the American Stock Exchange, or the Nasdaq National Market) as reported by a generally accepted reporting service such as Bloomberg, LP. This Debenture is secured by a security interest in all of the assets of the Company as described more fully in that certain Security Agreement executed by the Company, the Holder and certain other parties thereto dated as of the date hereof.

2. Prepayment. The Company may not prepay the Debenture in whole or in part prior to the Maturity Date without the prior written consent of the Holder, which may be given or withheld in Holder’s sole discretion.

3. Conversion.

3.1 Conversion Mechanics. Upon any conversion of this Debenture pursuant to Section 3.2, this Debenture will convert into the number of shares of Common Stock obtaining by dividing (x) that portion of the Face Amount being converted, and all accrued and unpaid interest thereon as of the date of conversion, by (y) $0.02 (the “Conversion Price”). The Conversion Price shall be subject to adjustment as set forth in Section 4 below.

3.2 Holder’s Option to Convert. The Holder shall have the right, but not the obligation, from time to time to convert all or any portion of the issued and outstanding Face Amount and accrued but unpaid interest thereon into fully paid and nonassessable shares of Common Stock at the Conversion Price.

3.3 Mechanics of Holder’s Conversion. In the event that the Holder elects to convert all or any part of this Debenture into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form attached hereto as Exhibit A (the “Notice of Conversion”) to the Company on or before each Conversion Date (as defined below) and such Notice of Conversion shall provide a breakdown in reasonable detail the Face Amount and accrued but unpaid interest thereon that are being converted. In addition, concurrently with providing In addition, concurrently with providing the Notice of Conversion to the Company, and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the outstanding Face Amount and accrued and unpaid interest thereon as entered in its records and shall provide written notice of such adjustment to the Company. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Company will issue, within two (2) business days following a Conversion Date, instructions to the transfer agent, accompanied by an opinion of counsel, to issue to the Holder certificates representing the Conversion Shares (as hereinafter defined) and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder within five (5) business days thereafter. In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

3.4 Reservation of Shares. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of all or any part of this Debenture (the “Conversion Shares”).

3.5 No Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of this Debenture. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company will pay the Holder in cash the amount of the unconverted Face Amount and accrued and unpaid interest, if any, that would otherwise be converted into such fractional shares.

3.6 Release. Upon full conversion of this Debenture and payment of all cash amounts due to the Holder as provided in this Debenture, if any, the Company will forever be released from all of its payment obligations relating to the Face Amount of this Debenture and any accrued and unpaid interest thereon.

4. Conversion Price Adjustment. The Conversion Price shall be subject to adjustment from time to time as follows:

4.1 Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the Maturity Date subdivide its outstanding securities as to which purchase rights under this Debenture exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Debenture exist, or declare a cash dividend, the number of Shares as to which this Debenture is convertible as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision or payment of a cash dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per Share, so that the aggregate purchase price payable for the total number of shares of Common Stock purchasable under this Debenture as of such date shall remain the same.

4.2 Reclassification, Reorganization, Consolidation, Merger and Other Changes. In case of any reclassification, capital reorganization or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4.1), or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock (a “Change”), then, as a condition of Change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the Maturity Date to receive upon conversion of this Debenture, the kind and amount of shares of stock and other securities and property receivable in connection with such Change that a holder of Common Stock would be entitled to receive in such Change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon conversion including adjustment of the Conversion Price.

5. Registration. Pursuant to the terms and conditions of the Registration Rights Agreement to be executed as set forth in the Purchase Agreement, the Holder will have certain registration rights with respect to the Conversion Shares.

6. Events of Default.

6.1 An “Event of Default”, wherever used herein, means any one of the following events:

(a) Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable;

(b) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture, the Purchase Agreement or the Security Agreement which is not cured with in the time prescribed;

(c) The Company shall commence, or there shall be commenced against the Company under any applicable bankruptcy or insolvency laws, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 31 days; or the Company is adjudicated insolvent or bankrupt; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay its debts generally as they become due;

(d) The Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(e) The Common Stock shall cease to be quoted for trading or listed for trading on either the Nasdaq OTC Bulletin Board (“OTC”), Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market and shall not again be quoted or listed for trading thereon within ten (10) trading days of such delisting.

6.2 During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind.

7. General Matters.

7.1 Applicable Law; Venue. This Debenture shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

7.2 Fees and Expenses. In the event that any suit or action is instituted to enforce any provision under this Debenture, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.3 Amendment or Waiver. Any term of this Debenture may be amended, and the observance of any term of this Debenture may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Holder.

7.4 Headings. The headings in this Debenture are for purposes of convenience of reference only, and shall not be deemed to constitute a part of this Debenture.

7.5 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be sent to the address of the parties set forth below in this Section 7.5. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day). Any of the parties hereto may, by notice given hereunder, designate any further or different address and/or number to which subsequent notices or other communications shall be sent. Unless and until such written notice is received, the addresses and numbers as provided herein shall be deemed to continue in effect for all purposes hereunder.

Addresses for Notices to Company:

Airbee Wireless, Inc.
9400 Key West Avenue
Rockville, MD 20850
Attention: Eugene Sharer, President
Facsimile: (301) 517-186

With copies to:

Stradling Yocca Carlson & Rauth
660 Newport Center Drive
Suite 1600
Newport Beach, California 92660
Attention: Shivbir S. Grewal, Esq.
Facsimile: (949) 725-4100

and

Allen & Associates LLC
12400 Wilshire Blvd Suite 1080
Los Angeles, California 90025
Facsimile: 310 371-7272

Address for Notices to Holder:

John W. Bartman and Thomas F. Bartman
11777 San Vicente Blvd Suite 600
Los Angeles, California 90049
Facsimile: 310 826-8477

With copies to:

Samuel W. Halper, Esq.
10866 Wilshire Blvd., Suite 400
Los Angeles, CA 90024
Facsimile: 424 901-8399

and

Allen & Associates LLC
12400 Wilshire Blvd Suite 1080
Los Angeles, California 90025
Facsimile: 310 371-7272

7.6 Usury Limitation. In no event shall the amount paid or agreed to be paid to the Holder for the use or forbearance of money to be advanced hereunder exceed the highest lawful rate permissible under the then applicable usury laws. If it is hereafter determined by a court of competent jurisdiction that the interest payable hereunder is in excess of the amount which the Holder may legally collect under the then applicable usury laws, such amount which would be excessive interest shall be applied to the payment of the unpaid principal balance due hereunder and not to the payment of interest or, if all principal shall previously have been paid, promptly repaid by the Holder to the Company.

7.7 Severability. Every provision of this Debenture is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed as of the day and year first above written.

AIRBEE WIRELESS, INC.,
a Delaware corporation

By:
Name:	E. Eugene Sharer
Title:	President

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the 12% Convertible Debenture)

Airbee Wireless, Inc.
9400 Key West Avenue
Rockville, Maryland 20850
Attention: E. Eugene Sharer, President

The undersigned hereby converts $ ______________ of the Face Amount and accrued and unpaid interest due and payable on January 31, 2010 under that certain 12% Secured Convertible Debenture dated as of January 31, 2008 (the “Debenture”), into the number of shares of Common Stock of the Company set forth below (“Shares”) on and subject to the conditions set forth in the Debenture.

Date of Conversion	______________________________
Shares to be Delivered	______________________________

[HOLDER]

By:
Name:
Title:

EXHIBIT B

FORM OF WARRANT

AIRBEE WIRELESS, INC.

WARRANT TO PURCHASE COMMON STOCK

WC-2008 - I -

THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR QUALIFIED UNDER STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND EFFECTIVE QUALIFICATION THEREOF OR IF SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND THE QUALIFICATION REQUIREMENTS OF THE RELEVANT STATE.

This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, ___________________ (the “Holder”), and/or its assigns, is entitled to purchase, from time to time and subject to the terms and conditions of this Warrant, from AIRBEE WIRELESS, INC., a Delaware corporation (the “Company”), fully paid and nonassessable shares of Common Stock of the Company, par value $0.00004 per share (each, a “Share” and collectively, the “Shares”), in accordance with the terms hereof, during the period commencing on the date set forth on the signature page hereof (the “Commencement Date”). Terms not defined herein shall have the meaning ascribed to them in the Convertible Debenture and Warrant Purchase Agreement being executed contemporaneously herewith (the “Purchase Agreement”). If there is any conflict between the terms of the Purchase Agreement and this Warrant, the Purchase Agreement shall govern. If this Warrant is silent as to any term, the terms of the Purchase Agreement shall govern.

1. Number of Shares; Vesting; Exercise Price and Expiration Date.

1.1 This Warrant may be exercised for ____________________ Shares, subject to adjustment pursuant to the terms hereof.

1.2 The right to exercise this Warrant shall fully vest on the Commencement Date.

1.3 The exercise or purchase price for the Shares shall be $0.10 per Share. Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the “Exercise Price”).

1.4 The purchase right represented by this Warrant shall terminate on or before 5 p.m. Pacific standard time, on the fifth (5th) anniversary of the Commencement Date (the “Expiration Date”).

2. Exercise and Payment.

2.1 Cash Exercise. At any time after the Commencement Date, this Warrant may be exercised in whole or in part, from time to time, by the Holder by surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash or by check payable to the order of the Company.

2.2 Mandatory Exercise. Promptly following the first consecutive ten (10) trading day period of time prior to the Expiration Date during which the closing sale price of the Company’s Common Stock, as reported by the Nasdaq National Market or other securities exchange on which the Company’s Common Stock is then listed, is equal to or greater than 300% of the Exercise Price on each day during such period, the Company shall deliver to the Holder a Mandatory Exercise Notice, together with a computation demonstrating the basis for such Mandatory Exercise Notice. In such event, notwithstanding anything to the contrary in Section 2(a) above, the Holder agrees to exercise this Warrant in full within ten (10) days following receipt of the Mandatory Exercise Notice from the Company. To the extent that this Warrant is not so exercised, it shall expire and be of no further force or effect. For purposes of this Warrant, “Mandatory Exercise Notice” shall mean the notice delivered by the Company to the Holder advising the Holder that the closing sale price of the Company’s Common Stock, as reported by the Nasdaq National Market or other securities exchange on which the Company’s Common Stock is then listed, has been equal to or greater than 300% of the Exercise Price (as adjusted for splits, reverse splits, stock dividends, share combinations and the like) for ten (10) consecutive trading days.

3. Delivery of Certificates. Within a reasonable time after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder, a certificate or certificates for the number of fully paid and nonassessable Shares which the Holder shall have requested in the Notice of Exercise. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of this Warrant at the time of delivery of such certificate or certificates.

4. No Fractional Shares. No fractional Shares or scrip representing fractional Shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a Share results, the Company will pay the Holder the difference between the cash value of the fractional Share and the portion of the Exercise Price allocable to the fractional Share.

5. Charges, Taxes and Expenses. The Holder shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

7. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

8. Adjustment of Exercise Price and Number of Shares. The number of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

8.1 Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, or declare a cash dividend, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision or payment of a cash dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per Share, so that the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

8.2 Share Distribution. If at any time after the date hereof the Company makes a distribution on the Shares into which this Warrant is exercisable payable in Shares or other securities or rights convertible into Shares (“Share Equivalents”) without payment of any consideration by such holder for the additional Shares or the Share Equivalents (including the additional Shares issuable upon exercise or conversion thereof), then the number of Shares for which this Warrant may be exercised shall be increased as of the record date (or the if no record date is set) for determining which holders of Shares shall be entitled to receive such distribution, in proportion to the increase in the number of outstanding Shares (and Shares issuable upon conversion of all such securities convertible into Shares) of Shares as a result of such distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such distribution shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

8.3 Other Distributions. If at any time after the date hereof the Company distributes to holders of the class of Shares into which this Warrant is exercised, other than as part of its dissolution or liquidation or the winding up of its affairs, any Shares, any evidence of indebtedness or any of its assets (other than cash, Shares or securities convertible into Shares), then the Company may, at its option, either (i) decrease the per Share Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each Share as determined in good faith by the Company’s Board of Directors or (ii) provide by resolution of the Company’s Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Shares otherwise receivable on exercise hereof, the number of Shares or other securities or property which would have been received had this Warrant at the time been exercised without the payment by the Holder of any additional consideration.

8.4 Reclassification, Etc. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number or type of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of Shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the Shares subject to this Warrant had this Warrant at such time been exercised.

8.5 Effect of Reorganization and Asset Sales. If any (i) reorganization of the securities as to which purchase rights under this Warrant exist, (ii) consolidation or merger of the Company with or into another corporation, or (iii) sale or all or substantially all of the Company’s operating assets to another corporation followed by a liquidation of the Company (any such transaction shall be referred to herein as an “Event”), is effected in such a way that holders of Shares are entitled to receive securities and/or assets as a result of their ownership of the Shares, the Holder, upon exercise of this Warrant, shall be entitled to receive such shares of stock securities or assets which the Holder would have received had it fully exercised this Warrant on or prior the record date for such Event. The Company shall not merge into or consolidate with another corporation or sell all of its assets to another corporation for a consideration consisting primarily of securities of such corporation, unless the successor or acquiring corporation, as the case may be, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed or observed by the Company and all of the obligations and liabilities hereunder unless waived in writing by the Holder.

9. Notice of Adjustments. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 8 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

10. Rights as Shareholder. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights as a Shareholder of the Company with respect to the Shares, including (without limitation) the right to vote such Shares, receive distributions thereon, or be notified of Shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

11. Restricted Securities. The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “1933 Act”), or an applicable exemption from such registration. In this connection, the Holder acknowledges that the securities legend on Exhibit A to the Notice of Exercise attached hereto shall be placed on any Shares issued to the Holder upon exercise of this Warrant.

12. Certification of Investment Purpose. Unless a current registration statement under the 1933 Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Company a written certification executed by the Holder that the securities acquired by such Holder upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

13. Transferability. This Warrant shall be transferable on the books of the Company maintained at its principal office wherever then located, upon delivery thereof duly endorsed by the Holder or its assign(s), or their duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto. This Warrant may be transferred, divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares.

14. No Impairment. The Company shall not, by amendment of its certificate of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be reasonable necessary or appropriate to protect the Holder’s rights hereunder against impairment. If the Company takes any action affecting its Shares other than as described in this Warrant that adversely affect the Holder’s rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

15. Miscellaneous.

15.1 Construction. Unless the context indicates otherwise, the term “Holder” shall include any transferee or transferees of this Warrant pursuant to Section 13 and the term “Warrant” shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to Section 13.

15.2 Restrictions. By receipt of this Warrant, the Holder makes the same representations with respect to the acquisition of this Warrant as the Holder is required to make upon the exercise of this Warrant and acquisition of the Shares purchasable hereunder as set forth in the Form of Investment Letter attached as Exhibit A to the Notice of Exercise, the form of which are attached hereto as Exhibit A.

15.3 Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

To Holder:	John W. Bartman and Thomas F. Bartman
11777 San Vicente Blvd Suite 600
Los Angeles, California 90049
Facsimile: 310 826-8477

With copies to:	Samuel W. Halper, Esq.
10866 Wilshire Blvd., Suite 400
Los Angeles, CA 90024
Facsimile: 424-901-8399

and

Allen & Associates LLC
12400 Wilshire Blvd Suite 1080
Los Angeles, California 90025
Facsimile: 310 371-7272

To the Company:	AIRBEE WIRELESS, Inc.
9400 Key West Avenue
Rockville, MD 20850
Attention: E. Eugene Sharer, President
Facsimile: (301) 517-1861

With copies to:	Stradling Yocca Carlson & Rauth
660 Newport Center Drive
Newport Beach, California 92660
Attention: Shivbir S. Grewal, Esq.
Facsimile: (949) 725-4100

and

Allen & Associates LLC
12400 Wilshire Blvd Suite 1080
Los Angeles, California 90025
Facsimile: 310 371-7272

15.4 Governing Law. Any dispute in the meaning, effect or validity of this Warrant shall be resolved in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

15.5 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Warrant, including without limitation to enforce any provision in this Warrant, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Warrant, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

15.6 Entire Agreement. This Warrant, the exhibits and schedules hereto, and the Convertible Debenture and Warrant Purchase Agreement to which it is attached, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter set froth below.

15.7 Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

15.8 Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

15.9 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

15.10 Assignment. Holder shall have the right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate its duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

[Remainder of the page is intentionally left blank. Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date set forth below.

DATED: _________________, 2008	“Company”
AIRBEE WIRELESS, INC.

By:
	Name:	E. Eugene Sharer
	Title:	President

“Holder”
[_______________________]
By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

To: AIRBEE WIRELESS, INC.

The undersigned hereby elects to purchase _____________ Shares (the “Shares”) of AIRBEE WIRELESS, INC., a Delaware corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

Attached as Exhibit A is an investment representation letter addressed to the Company and executed by the undersigned as required by Section 12 of the Warrant.

Please issue certificates representing the Shares purchased hereunder in the names and in the denominations indicated on Exhibit A attached hereto.

Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Dated:
Name:
Title:

Exhibit A

To: AIRBEE WIRELESS, INC.

In connection with the purchase by the undersigned of _________ Shares of (the “Shares”) of AIRBEE WIRELESS, INC., a Delaware corporation (the “Company”), upon exercise of that certain Warrant dated as of January 30, 2008, the undersigned hereby represents and warrants as follows:

The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

The undersigned understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

The undersigned understands the instruments evidencing the Shares may bear the following legend:

THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR QUALIFIED UNDER STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR, THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND THE QUALIFICATION REQUIREMENTS OF THE RELEVANT STATE.

Dated:
Name:
Title:

EXHIBIT C

WIRE INSTRUCTIONS

Not Supplied

C-1

EXHIBIT D

SECURITY AGREEMENT

See attached.

D-1